UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2021
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Arena Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Heber Avenue, Suite 204, Park City, UT		84060
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (858) 453-7200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARNA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)Appointment of Steven Schoch to our Board of Directors

On June 11, 2021, following our 2021 Annual Stockholders’ Meeting, or Annual Meeting, our Board of Directors, or Board, increased the size of the Board from nine directors to ten directors and appointed Steve Schoch, effective immediately, to serve as a director until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Mr. Schoch has also been appointed to serve as the Chair of the Board’s Audit Committee.
Mr. Schoch currently serves as Chief Financial Officer at 23andMe, as position he has held since 2018. Prior to joining 23andMe, Mr. Schoch served as the Chief Executive Officer of Miramax Films NY, LLC from 2012 to 2017, while concurrently serving as Chief Financial Officer, a position he held beginning in 2010. From 2001 to 2010, Mr. Schoch held various senior financial positions at Amgen, Inc., including Corporate Controller and divisional Financial Vice President. He served as the Executive Vice President and Chief Financial Officer of eToys, Inc. from 1999 to 2001. Prior to eToys, Inc., Mr. Schoch held a variety of financial positions in the media industry, including at The Walt Disney Company and the Times Mirror Company. Mr. Schoch holds a B.S. in Civil Engineering degree from Tufts University and a M.B.A. degree from the Tuck School of Business Administration, Dartmouth College.

There is no arrangement or understanding between Mr. Schoch and any other person pursuant to which Mr. Schoch was selected as a director, and there are no actual or proposed transactions between Mr. Schoch or any related person and us that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Schoch is entitled to receive compensation and participate in our compensation program applicable to our non-employee directors, as amended on June 11, 2021, a description of which is filed as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with such program, on the date of his appointment, Mr. Schoch was awarded 10,803 options to purchase shares of our common stock with exercise prices of $65.19 per share, and 4,600 restricted stock units. The stock options and restricted stock units were granted under the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan, which was approved by the Company’s stockholders at the Annual Meeting and is summarized under Item 5.02(e) below. In accordance with the non-employee director compensation program, Mr. Schoch will also be entitled to receive a quarterly retainer of $18,750 in the aggregate for his service as a director and as Chair of the Audit Committee.

We have also entered into our standard form of indemnification agreement, or Indemnity Agreement, with Mr. Schoch. The Indemnity Agreement provides, among other things, that we will indemnify Mr. Schoch, under the circumstances and to the extent provided therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to us as a director, and otherwise to the fullest extent under applicable law. The foregoing description of the Indemnity Agreement is qualified in its entirety by reference to the form of indemnification between us and our directors, a copy of which is filed as Exhibit 10.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”) on February 23, 2021.

(e)Adoption of the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan

At the Annual Meeting, along with other items discussed in Item 5.07 below, our stockholders approved our 2021 Long-Term Incentive Plan, or 2021 LTIP.

A summary of the 2021 LTIP’s principal provisions is set forth in the 2021 Proxy Statement, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, in the section entitled “Proposal 3 – Approval of the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan”, a relevant excerpt of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 5.02(e) by reference. The description is qualified in its entirety by reference to the 2021 LTIP, a copy of which is filed as Exhibit 99.2 to our Registration Statement on Form S-8 (File No. 333-257053), filed with SEC on June 11, 2021.

(e)Amended and Restated Severance Benefits

Effective June 11, 2021, we amended and restated our Severance Benefit Plan (the “Amended and Restated Severance Benefit Plan”), originally effective on January 20, 2006, and previously amended and restated on May 9, 2016, and further amended on June 15, 2016, August 15, 2016, March 20, 2017, October 31, 2018, November 26, 2018, and January 4, 2019. Each of our President and Chief Executive Officer and our executive vice presidents, including all of our named executive officers, are eligible to participate, and currently do, participate in the Amended and Restated Severance Benefit Plan. Prior to the June 11, 2021 amendment and restatement, all of our named executive officers (other than our President and Chief Executive Officer) participated in the prior Severance Benefit Plan (the “Prior Severance Benefit Plan”), and we had a Severance Agreement (the “Prior Severance Agreement”) with our President and Chief Executive Officer, Amit Munshi, that was entered into in 2016 and amended and restated on January 4, 2019.

The Amended and Restated Severance Benefit Plan changes the Prior Severance Benefit Plan, with respect to our executive vice presidents, or EVPs, by: (i) reducing the cash severance due to a non-change-in-control covered termination from 1.5 times the sum of base salary and target bonus to 1 times the sum of base salary and target bonus; (ii) reducing the forward acceleration of outstanding equity awards due to a non-change-in-control covered termination from 18 months forward acceleration to 6 months forward acceleration (with 1.5 years to exercise vested stock options); (iii) increasing the cash severance due to a change-in-control covered termination from 1.5 times the sum of base salary and target bonus to 2 times the sum of base salary and target bonus; (iv) increasing the time, from 1.5 years to 2 years, to exercise vested stock options due to a change-in-control covered termination; (v) amending Performance Restricted Stock Unit (PRSUs) award payouts as a result of a change-in-control covered termination to the greater of the target award or the number of PRSUs resulting from the actual change-in-control price; (vi) amending the timing of the cash severance payouts from six months after separation to a lump sum at the time of separation; (vii) amending the threshold at which a change-in-control is triggered by: (a) increasing the threshold from greater than 30% beneficial ownership by a person or group to greater than 50% beneficial ownership by a person or group; and (b) decreasing the threshold of stock held by Arena stockholders from less than 60% to less than 50% as a result of a merger.

By participating in the Amended and Restated Severance Benefit Plan, our President and Chief Executive Officer, Mr. Munshi, waived any rights or benefits under the Prior Severance Agreement. This changed Mr. Munshi's severance benefits by: (i) reducing the cash severance due to a non-change-in-control covered termination from 2 times the sum of base salary and target bonus to 1.5 times the sum of base salary and target bonus; (ii) reducing the forward acceleration of outstanding equity awards due to a non-change-in-control covered termination from 24 months forward acceleration to 18 months forward acceleration (with 2 years to exercise vested stock options); (iii) increasing the cash severance due to a change-in-control covered termination from 2 times the sum of base salary and target bonus to 2.5 times the sum of base salary and target bonus; (iv) amending the time to exercise vested stock options as a result of a change-in-control covered termination from the original term to 3 years; and (v) Mr. Munshi would also be subject to the amended PRSU changes and change-in-control threshold changes described in clauses (v) and (vii) above.

The forgoing summary of the Amended and Restated Severance Benefit Plan is not complete and is qualified in its entirety by the full text of such plan, a copy of which is filed as Exhibit 99.3 to this Current Report on Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting on June 11, 2021. At the Annual Meeting, our stockholders:

(i)	Elected nine nominees for director to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and duly qualified or until their earlier resignation or removal;
(ii)	Approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2021 Proxy Statement;
(iii)	Approved the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan; and
(iv)	Ratified the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2021.
The tables below set forth the results of the vote of our stockholders for the annual meeting.

Proposal 1: The election of directors

Director Nominee	For	Withheld	Broker Non-Votes
Jayson Dallas, M.D.	42,774,510	6,352,833	4,365,898
Oliver Fetzer, Ph.D.	40,421,168	8,706,175	4,365,898
Kieran T. Gallahue	46,330,329	2,797,014	4,365,898
Jennifer Jarrett	35,213,790	13,913,553	4,365,898
Katharine Knobil, M.D.	48,158,299	969,044	4,365,898
Amit D. Munshi	48,247,974	879,369	4,365,898
Garry A. Neil, M.D.	48,505,034	622,309	4,365,898
Tina S. Nova, Ph.D.	48,352,669	774,674	4,365,898
Nawal Ouzren	48,659,084	468,259	4,365,898

Proposal 2: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in the 2021 Proxy Statement

Votes for approval	46,693,620
Votes against approval	2,411,687
Abstentions	22,036
Broker non-votes	4,365,898

Proposal 3: The approval of the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan

Votes for approval	38,841,636
Votes against approval	10,268,578
Abstentions	17,129
Broker non-votes	4,365,898

Proposal 4: The ratification of the appointment of KPMG LLP

Votes for approval	53,030,408
Votes against approval	374,653
Abstentions	88,180
Broker non-votes	N/A
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Description of compensation for Arena's non-employee directors, approved June 11, 2021
99.2	Excerpt from the 2021 Proxy Statement
99.3	Amended and Restated Severance Benefit Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2021	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer